Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On May 18, 2011, SPS Commerce, Inc. acquired the assets of Direct EDI LLC, a privately-held provider of cloud-based integration solutions for electronic data interchange. The unaudited pro forma condensed combined financial statements and accompanying notes of the combined business set forth below give effect to the acquisition of Direct EDI as a business combination using the acquisition method of accounting as defined in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations.

The unaudited pro forma condensed combined balance sheet as of March 31, 2011 is presented as if the acquisition had occurred on that date. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2010 and for the three months ended March 31, 2011 are presented as if the acquisition had occurred on January 1, 2010.

The unaudited pro forma financial information presented, including the allocation of the purchase price, is based on the historical financial information of SPS Commerce and Direct EDI, our preliminary estimates of the fair values of assets acquired and liabilities assumed, and assumptions that we believe are reasonable under the circumstances. These preliminary estimates and assumptions are subject to change during the measurement period as we finalize the valuation of the net tangible and intangible assets acquired. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisition occurred on the dates presented, nor is it necessarily indicative of our future financial position or results of operations as of or for any future date or periods. In addition, the unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and/or cost savings that we may achieve with respect to the combined companies and do not include the effects of future restructuring activities, if any, as a result of the acquisition. Actual amounts recorded as of the completion of the acquisition and thereafter may differ materially from the information presented in these unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should also be read in conjunction with the historical financial statements and accompanying notes of:

•	SPS Commerce, Inc. for the year ended December 31, 2010, included in our Annual Report on Form 10-K as filed with the Securities and Exchange Commission on March 3, 2011;

•	SPS Commerce, Inc. for the period ended March 31, 2011, included in our Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission on May 5, 2011; and,

•

Direct EDI LLC as of and for the fiscal years ended December 31, 2010 and 2009 and the three months ended March 31, 2011, included as Exhibits 99.2 and 99.3 to our Current Report on Form 8-K as filed with the Securities and Exchange Commission on May 23, 2011.

SPS COMMERCE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(In thousands)

	As of March 31, 2011
	Historical		Pro Forma
	SPS Commerce	Direct EDI	Adjustments		Combined

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$40,447	$1,043	$(12,154	) (a)(b)(c)	$29,336
Accounts receivable, net	6,356	173	—		6,529
Deferred costs, current	4,887	—	—		4,887
Prepaid expenses and other current assets	1,234	15	—		1,249

Total current assets	52,924	1,231	(12,154)		42,001
PROPERTY AND EQUIPMENT, net	2,826	41	—		2,867
GOODWILL	1,166	—	4,694	(d)	5,860
INTANGIBLE ASSETS, net	290	—	6,120	(e)	6,410
OTHER ASSETS
Deferred costs, net of current portion	2,031	—	—		2,031
Other non-current assets	80	—	—		80

	$59,317	$1,272	$(1,340)		$59,249

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$1,579	$90	$—		$1,669
Accrued compensation and benefits	3,362	—	—		3,362
Accrued expenses and other current liabilities	944	88	—		1,032
Deferred revenue, current	3,549	498	(498	) (f)	3,549

Total current liabilities	9,434	676	(498)		9,612

OTHER LIABILITIES
Deferred revenue, less current portion	5,302	176	(176	) (f)	5,302
Other non-current liabilities	244	—	—		244

Total liabilities	14,980	852	(674)		15,158

STOCKHOLDERS’ EQUITY
Common stock	12	3	(3	) (g)	12
Additional paid-in capital	106,601	—	—		106,601
(Accumulated deficit ) retained earnings	(62,276)	417	(663	) (c)(g)	(62,522)

Total stockholders’ equity	44,337	420	(666)		44,091

	$59,317	$1,272	$(1,340)		$59,249

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

SPS COMMERCE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(In thousands, except per share amounts)

	For the Year Ended December 31, 2010
	Historical		Pro Forma
	SPS Commerce	Direct EDI	Adjustments		Combined

Revenues	$44,597	$4,149	$—		$48,746
Cost of revenues	12,626	1,034	—		13,660

Gross profit	31,971	3,115	—		35,086

Operating expenses
Sales and marketing	16,601	901	—		17,502
Research and development	4,349	763	—		5,112
General and administrative	7,985	702	284	(h)	8,971
Amortization of intangible assets	—	—	1,040	(e)	1,040

Total operating expenses	28,935	2,366	1,324		32,625

Income from operations	3,036	749	(1,324)		2,461
Other income (expense)
Interest expense	(74)	—	—		(74)
Interest income	158	—	—		158
Other expense	(144)	—	—		(144)

Total other income (expense), net	(60)	—	—		(60)

Income before income taxes	2,976	749	(1,324)		2,401
Income tax expense	(92)	(10)	—	(i)	(102)

Net income	$2,884	$739	$(1,324)		$2,299

Net income per share
Basic	$0.36				$0.29
Diluted	$0.25				$0.20

Weighted average common shares used to compute net income per share
Basic	8,036				8,036
Diluted	11,596				11,596

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

SPS COMMERCE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(In thousands, except per share amounts)

	For the Three Months Ended March 31, 2011
	Historical		Pro Forma
	SPS Commerce	Direct EDI	Adjustments		Combined

Revenues	$12,649	$1,255	$—		$13,904
Cost of revenues	3,321	334	—		3,655

Gross profit	9,328	921	—		10,249

Operating expenses
Sales and marketing	5,126	288	—		5,414
Research and development	1,240	191	—		1,431
General and administrative	2,455	224	71	(h)	2,750
Amortization of intangible assets	—	—	261	(e)	261

Total operating expenses	8,821	703	332		9,856

Income from operations	507	218	(332)		393
Other income (expense)
Interest expense	—	—	—		—
Interest income	32	—	—		32
Other expense	(18)	—	—		(18)

Total other income (expense), net	14	—	—		14

Income before income taxes	521	218	(332)		407
Income tax expense	(29)	(3)	—	(i)	(32)

Net income	$492	$215	$(332)		$375

Net income per share
Basic	$0.04				$0.03
Diluted	$0.04				$0.03

Weighted average common shares used to compute net income per share
Basic	11,864				11,864
Diluted	12,698				12,698

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

SPS Commerce, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1. Basis of Presentation

On May 17, 2011, we entered into an asset purchase agreement with Direct EDI LLC, a privately-held provider of cloud-based integration solutions for electronic data interchange, and the parties completed the asset purchase on May 18, 2011. Under the asset purchase agreement, we purchased and acquired substantially all of the assets of Direct EDI for $10.9 million in cash and assumed certain liabilities of Direct EDI.

The acquisition of Direct EDI was accounted for pursuant to FASB ASC 805, Business Combinations. In accordance with ASC 805, we recognized separately from goodwill the fair value of the identifiable assets acquired and the liabilities assumed at the acquisition date as defined by FASB ASC 820, Fair Value Measurements and Disclosures. Goodwill as of the acquisition date was measured as the excess of consideration transferred and the net of the acquisition date amounts of the identifiable assets acquired and the liabilities assumed.

The unaudited pro forma condensed combined balance sheet as of March 31, 2011 is presented as if the acquisition had occurred on that date. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2010 and for the three months ended March 31, 2011 are presented as if the acquisition had occurred on January 1, 2010.

The unaudited pro forma financial information presented, including the allocation of the purchase price, is based on the historical financial information of SPS Commerce and Direct EDI, our preliminary estimates of the fair values of assets acquired and liabilities assumed, and assumptions that we believe are reasonable under the circumstances. These preliminary estimates and assumptions are subject to change during the measurement period as we finalize the valuation of the net tangible and intangible assets acquired.

In addition, the unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and/or cost savings that we may achieve with respect to the combined companies and do not include the effects of future restructuring activities, if any, as a result of the acquisition. Actual amounts recorded as of the completion of the acquisition and thereafter may differ materially from the information presented in these unaudited pro forma condensed combined financial statements.

Note 2. Purchase Price Allocation

The following table summarizes the preliminary allocation of the fair value of assets acquired and liabilities assumed in the acquisition (in thousands):

Current assets	$188
Fixed assets	41
Intangible assets (see Note 3)	6,120
Goodwill	4,694
Current liabilities	(178)

Total purchase price	$10,865

Note 3. Pro Forma Adjustments (dollars in thousands)

(a)	Cash paid of $10,865 upon closing of the acquisition.

(b)	The cash of Direct EDI was not an acquired asset.

(c)	Estimated transaction costs of $246 not included in the historical balance sheet.

(d)	Goodwill based on the preliminary purchase price allocation (see Note 2).

(e)	Preliminary fair values of intangible assets acquired and the related amortization expense for the periods presented. Intangible assets will be amortized on a straight-line basis over their estimated useful lives.

The following table presents information related to the intangible assets acquired:

Acquired Intangible Assets	Estimated Fair Value	Estimated Life (Years)	Amortization Expense (Annual)	Amortization Expense (3 months)
Customer relationships	$5,250	7	$750	$188
Non-competition agreements	870	3	290	73

Total	$6,120		$1,040	$261

(f)	Difference between the preliminary fair value and the historical amount of Direct EDI’s deferred revenue upon acquisition.

(g)	Eliminate the historical common stock and retained earnings of Direct EDI upon acquisition.

(h)	Increased compensation related to employment arrangements, entered into as part of the acquisition, of certain Direct EDI executives who were earning below market salaries prior to the acquisition.

(i)	No tax adjustments are reflected because the incremental tax expense of Direct EDI would be offset by a corresponding amount of tax benefit resulting from the reversal of the valuation allowance on our net operating loss carryforwards.